Exhibit 1.1

GWG Holdings, Inc.

1,250,000 Shares

Common Stock

UNDERWRITING AGREEMENT

[●], 2014

Newport Coast Securities, Inc.
180 Maiden Lane, 17th Floor

New York, NY 10038

As Representative of the several

Underwriters listed on Schedule I

Ladies and Gentlemen:

GWG Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions of this Underwriting Agreement (this “Agreement”), to issue and sell to the public through Newport Coast Securities, Inc. (the “Representative”), who is acting as the representative of the several underwriters (the “Underwriters”) listed on Schedule I hereto, on a best efforts basis, an aggregate of up to 1,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The Company hereby confirms its agreement with the several Underwriters, as follows:

1.             Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-195505), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) that is deemed to be incorporated by reference therein.

At or prior to the Time of Sale (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Schedule II, the “Disclosure Package”): a Preliminary Prospectus dated [●], 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule II hereto.

“Time of Sale” means [●] [A/P].M., New York City time, on [●], 2014.

2.	Agreement to Act as Underwriters.

(a)          The Company agrees to issue and sell to the public through the Underwriters acting as agents, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to offer and sell the Shares for the Company on a best efforts basis pursuant to this Agreement.

(b)          As compensation for the services rendered, on the Closing Date (as defined below in Section 4(a) hereof), the Underwriters shall receive an aggregate amount equal to 6.75% of the gross proceeds received by the Company for the sale of the Shares. The Underwriters shall allocate such fees as they mutually agree, and such allocation shall be provided to the Company at or prior to the Closing Date. The Underwriters agree that the foregoing compensation, together with any expense reimbursements payable hereunder and the Representative’s Warrant (as defined below), constitutes all of the compensation that the Underwriters shall be entitled to receive in connection with the offering contemplated hereby.

(c)          The purchase price for each of the Shares shall be $[●] per share (the “Per Share Price”). The offering shall commence on the date hereof and shall expire upon the earlier to occur of (i) [●], 2014, or (ii) termination in accordance with Section 10 below.

(d)          Subject to the provisions of this Agreement and the performance by the Company of all of its obligations to be performed hereunder, the Underwriters agree to offer and sell the Shares for the Company on a best efforts basis. The Company recognizes that “best efforts” does not assure that the offering will be consummated or that the full amount of proceeds will be raised.

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3.	Purchase and Sale.

(a)          Subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Shares to the public through the Underwriters, and the Underwriters agree to offer and sell the Shares for the Company on a best efforts basis, at a purchase price equal to the Per Share Price. The Underwriters shall endeavor to sell the Shares on behalf of the Company to retail and institutional investors (each an “Investor,” collectively, the “Investors”) upon the terms and conditions set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(b)          The Underwriters may retain other brokers or dealers (each a “Selected Dealer”) who are members in good standing of FINRA and duly registered as broker-dealers under the Exchange Act and under the laws of any states in which the offering is conducted (except where such registration is not required by law) to assist them and to act as subagents on their behalf in connection with the offering, and may enter into agreements with such Selected Dealers for the offer and sale of the Shares adopting such provisions of this Agreement for the benefit of the Selected Dealers as the Underwriters deem appropriate; provided, however, that the Company will only be obligated to pay the Underwriters, in accordance with the terms of this Agreement, for their services rendered hereunder and shall be under no obligation to make any payment of any kind to any such Selected Dealer.

(c)          Upon consummation of the closing, the Company hereby agrees to issue and sell to the Representative (and/or its designee), on the Closing Date, warrants (“Representative’s Warrant”) for the purchase of a number of shares of Common Stock representing 2% of the Shares sold in the offering. The Representative’s Warrant agreement, in the form attached hereto as Exhibit A (the “Representative’s Warrant Agreement”), shall provide for the Representative’s Warrant to be exercisable, in whole or in part, after one hundred and eighty (180) days following the effective date of the Registration Statement and expiring on the five-year anniversary of the effective date of the Registration Statement at an initial exercise price per share of Common Stock of $[●], which is equal to 125% of the initial public offering price of the Shares. The Representative’s Warrant and the shares of Common Stock issuable upon exercise thereof are hereinafter referred to together as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant and the underlying shares of Common Stock during the one hundred eighty (180) days after the effective date of the Registration Statement and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the effective date of the registration statement to anyone other than (i) an Underwriter or a selected dealer in connection with the offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the Representative’s Warrant shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

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(d)           It is understood and agreed that the Underwriters shall not and are under no obligation to purchase any Shares for their own account and that this Agreement does not create any partnership, joint venture, or other similar relationship between or among the Underwriters and the Company.

4.	Delivery of the Shares.

(a)          The Shares to be purchased by each Investor hereunder, in definitive form, and registered in such names as the Underwriters (on behalf of the Investors) may request, shall be delivered by or on behalf of the Company to the Investors through the facilities of The Depository Trust Company (“DTC”) or a custodian designated by DTC for the account of each Investor, against payment by or on behalf of each Investor of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to each Underwriter at least forty-eight hours in advance. The delivery and payment shall be 10:00 a.m., New York City time, on such date as may be agreed to or such other time as the Underwriters and the Company may agree upon in writing (the “Closing Date”). The amount of proceeds to be delivered to the Company on the Closing Date against receipt of the Shares and Representative’s Warrant sold will be equal to the aggregate sales price received by the Underwriters, after deduction for (i) Underwriter’s commission, discount or other compensation for such sales payable by the Company pursuant to Sections 2(b) and 6(h) hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)          The documents to be delivered at the closing by or on behalf of the parties hereto pursuant to Section 8 hereof, will be delivered at the offices LeClairRyan, A Professional Corporation, counsel to the Underwriters, at 885 Third Avenue, 16th Floor, New York, New York 10022, or at such other place as the Company and Underwriters may agree (the “Closing Location”). A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. All actions taken at the closing shall be deemed to have occurred simultaneously. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)          Conformity with the EDGAR filing. The Prospectus delivered by the Company to the Underwriters for use in connection with the sale of the Shares pursuant to this Agreement will be identical to the versions of the Prospectus transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

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(b)          Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter is limited to the Underwriters’ Information (as defined below).

(c)          Incorporated Documents. Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act, was filed on a timely basis with the Commission and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Disclosure Package. The Disclosure Package, as of the Time of Sale, did not, and the Disclosure Package, as then amended or supplemented by the Company, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties in this subsection (d) with respect to statements in or omissions from the Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

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(e)          Distributed Materials; Conflict with Registration Statement. Other than any Preliminary Prospectus and the Prospectus, the Company has not made, used, authorized, approved or referred to and will not make, use, authorize, approve or refer to any “written communication,” as defined in Rule 405 under the Securities Act (“Rule 405”), that constitutes an offer to sell or a solicitation of an offer to buy the Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto and other written communications approved in advance by the Representative.

(f)          Emerging Growth Company. From the time of submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(g)          Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the prior consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule V hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)          Issuer Free Writing Prospectuses. Each “issuer free writing prospectus” as defined in Rule 433,under the Securities Act (an “Issuer Free Writing Prospectus”), if any, conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. Each Issuer Free Writing Prospectus, if any, when considered together with the Disclosure Package, as of its issue date and at all subsequent times through the completion of the Prospectus Delivery Period did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading; provided that the Company makes no representation or warranty with respect to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of the Underwriters or their representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the offering of the Shares as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriters or any selected dealers.

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(i)          Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(j)          Due Incorporation.

(1)          The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Registration Statement, the Prospectus and Disclosure Package. The Company is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not (i) have, individually or in the aggregate, a material adverse effect upon the general affairs, business, operations, prospects, properties, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) impair in any material respect the power or ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, including the issuance and sale of the Shares (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”);

(2)          Each of the subsidiaries of the Company has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, and each has been duly qualified as a foreign corporation, limited liability company or limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in any Material Adverse Effect.

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(k)          Subsidiaries. Except as otherwise described in the Registration Statement, the Prospectus and the Disclosure Package, the Company has no subsidiaries and does not own any beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity other than as set forth on Schedule III hereto. The entities set forth on Schedule III hereto are referred to herein as the “subsidiaries” of the Company, or the “Company’s subsidiaries”, and no reference to the term “subsidiaries” herein when used in relation to the Company shall include any entity that is not set forth on Schedule III hereto unless otherwise expressly stated.

(l)          Due Authorization and Enforceability. The Company has the full right, power and authority to enter into this Agreement and the Representative’s Warrant Agreement and to perform and discharge its obligations hereunder and thereunder; and this Agreement and the Representative’s Warrant Agreement, have been duly and validly authorized, executed and delivered by the Company, and constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The issuance of the Shares and Representative’s Securities have been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement, the Representative’s Warrant and the Representative’s Warrant Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of capital stock of the Company which have not been waived or complied with, and will conform in all material respects to the description thereof contained in the Registration Statement, Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(m)          Capitalization. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Disclosure Package and the Prospectus.

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(n)          No Violation or Default. The Company is not (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)          No Conflict. The execution, delivery and performance by the Company of this Agreement and the Representative’s Warrant Agreement and the consummation of the transactions contemplated hereby, including the issuance and sale of the Shares by the Company will not (i) conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties may be bound or to which any of their property or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, except, with respect to clauses (i), (ii) (only with respect to the Company’s subsidiaries), and (iii), for any such conflict, breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect.

(p)          No Consents Required. No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required of the Company in connection with the Company’s execution, delivery and performance of this Agreement, the Representative’s Warrant Agreement and the consummation by the Company of the transactions contemplated hereby or the issuance and sale of the Shares other than (i) such as have been obtained, (ii) such filings as may be required under the Securities Act, (iii) any necessary qualification of the Shares and the Representative’s Securities under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered, (iv) such filings as may be required by The NASDAQ Capital Market (the “Exchange”), or (v) any required filing on Form 8-K under the Exchange Act.

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(q)          Preemptive Rights. There are no preemptive rights or other rights (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied or as described in the Prospectus) to subscribe for or to purchase any shares of capital stock of the Company or other equity interests of the Company or any of its subsidiaries, or any agreement or arrangement between the Company and any of the Company’s stockholders or between any of the Company’s subsidiaries and any of such subsidiary’s stockholders, or to the Company’s knowledge, between or among any of the Company’s stockholders or any of its subsidiaries’ stockholders, which grant special rights with respect to any shares of the Company’s or any of its subsidiaries’ capital stock or which would in any way affect the ability or right of a holder of any of the Shares to alienate freely or vote such Shares.

(r)          Registration Rights. Except as described in the Preliminary Prospectus, Disclosure Package or the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or are otherwise satisfied) to require the Company or any of its subsidiaries to register any securities with the Commission.

(s)          Independent Accountants. Each of Mayer Hoffman McCann P.C. and Baker Tilly Virchow Krause, LLP (collectively, the “Auditors”), whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, are, and during the periods covered by its reports, were (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditors have not been engaged by the Company at any time to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

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(t)          Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly in all material respects the information shown therein and the Company’s basis for using such measures.

(u)          Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and its subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its subsidiaries, which is material to the Company and its subsidiaries taken as a whole, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness) or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries (other than upon conversion of convertible indebtedness) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company or any of its subsidiaries.

(v)          Legal Proceedings. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company or such subsidiary, would reasonably be likely to result in a Material Adverse Effect or which would prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby.

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(w)          No Violation. Neither the Company nor any of its subsidiaries is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or such subsidiary is a party or by which any of its properties may be bound or affected, or (ii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (i) and (ii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

(x)          Permits. The Company and each of its subsidiaries have made all filings, applications and submissions required by, and own or possess all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Registration Statement, Disclosure Package or Prospectus (collectively, “Permits”), except as would not result in a Material Adverse Effect, and is in compliance in all material respects with the terms and conditions of all such Permits. Except as would not result in a Material Adverse Effect, all such Permits are valid and in full force and effect. Neither the Company nor any of its subsidiaries has received any written notice of any proceedings relating to revocation or modification of, any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as may be required under the Securities Act and state and foreign Blue Sky laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the Exchange, no other Permits are required of the Company for the Company or any of its subsidiaries to enter into, deliver and perform this Agreement and the Representative’s Warrant Agreement, respectively, and to issue and sell the Shares to be issued and sold by the Company hereunder and the Representative’s Securities thereunder.

(y)          Not an Investment Company. The Company is not or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, Disclosure Package and the Prospectus, will not be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(z)          No Price Stabilization. Neither the Company nor any of its subsidiaries, or any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in, or which has constituted or which would reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

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(aa)             Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except as described in the Registration Statement, Disclosure Package and the Prospectus or which (i) do not materially interfere with the use made and proposed to be made of the property by the Company and any of its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property and facilities held under lease by the Company and any of its subsidiaries are held by them under valid, subsisting and enforceable leases.

(bb)            Intellectual Property Rights. The Company and each of its subsidiaries owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its businesses as currently conducted, and as proposed to be conducted as described in the Registration Statement, Disclosure Package and the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the foregoing except for those that could not have a Material Adverse Effect. The Company’s and each of its subsidiaries’ business as now conducted, does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. Neither the Company nor any of its subsidiaries has received written notice of any claim against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and each of its subsidiaries has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. Neither the Company nor any of its subsidiaries owns any patents or has made application for the issuance of a patent.

(cc)             No Labor Disputes. No labor problem or dispute with the employees of the Company or any of the Company’s subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect.

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(dd)            Taxes. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of its subsidiaries (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. Neither the Company nor any of its subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has engaged in any transaction identified as a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any transaction that is “substantially similar” (within the meaning of Treasury Regulations Section 1.6011-4(c)(4)) to a “listed transaction.”

(ee)              ERISA. The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any of its subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, in each case, except as would not result in a Material Adverse Effect.

(ff)              Licenses. The Company possesses all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

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(gg)             Compliance with Environmental Laws. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”); owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(hh)             Insurance. The Company and each of its subsidiaries maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date. The Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any material insurance policy or coverage for which it has applied. Neither the Company nor any of its subsidiaries insures any material risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Disclosure Package.

(ii)               Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj)               Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Disclosure Package and the Prospectus. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, other than any corrective actions with regard to significant deficiencies and material weaknesses described in the Registration Statement, Disclosure Package and the Prospectus.

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(kk)             Minute Books. The minute books of the Company and each of its subsidiaries have been made available (other than certain personnel and other information) upon request to the Underwriters and counsel for the Underwriters, and such books (i) contain a materially complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its incorporation or organization through the date of the latest meeting and action, to the extent the minutes of such meetings have been reduced to writing as of the date of this Agreement, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(ll)               Contracts; Off-Balance Sheet Interests. There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required by the Securities Act to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement or document incorporated by reference therein, which is not described or filed as required. Each description of a document, contract, permit or instrument in the Registration Statement, the Disclosure Package or Prospectus accurately reflects in all material respects the terms of the underlying document, contract, permit or instrument. The documents, contracts, permits and instruments described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, are enforceable against and, to the knowledge of the Company, by the Company in accordance with the terms thereof and are in full force and effect on the date hereof, except as would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or a subsidiary, if a subsidiary is a party thereto, of any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its properties or business or a subsidiary or the subsidiary’s properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(mm)           No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and which has not been so described.

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(nn)             Brokers Fees. Except as disclosed in the Registration Statement, Disclosure Package and Prospectus, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares.

(oo)             Forward-Looking Statements. The Company has no actual knowledge that any forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, Disclosure Package or the Prospectus at the time it was made or upon any reaffirmation thereof by the Company, was false or misleading in any respect.

(pp)             Sarbanes-Oxley Act. Except as described in the Registration Statement, Disclosure Package and the Prospectus, the Company, and to its knowledge, each of the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(qq)             Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or any of its subsidiaries has, directly or indirectly, while acting on behalf of the Company or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

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(rr)               Affiliate Transactions. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Registration Statement, Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required. The Company does not, directly or indirectly, including through any subsidiary, have any outstanding personal loans or other credit extended to or for any of its directors or executive officers.

(ss)              Statistical or Market-Related Data. Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(tt)               Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(uu)             OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv)             Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ww)           Rated Securities. At the Time of Sale there were, and as of the Closing Date, there will be, no securities of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Securities Act.

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(xx)              FINRA Affiliations. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or, to the knowledge of the Company, any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, or on Schedule IV hereto.

(yy)             Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(zz)              Trading Market. No approval of the stockholders of the Company under the rules and regulations of the Exchange is required for the Company to issue and deliver the Shares.

(aaa)           No Disclosure. The Company has not provided and has not authorized any other person to act on its behalf to provide any investor or its respective agents or counsel with any information about the Company that constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

6.	Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)                Filing of Prospectuses. The Company has filed or will file each Preliminary Prospectus and the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company has complied and will comply with Rule 433.

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(b)               Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Preliminary Prospectus at any time and will offer the Underwriters a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement or the distribution of any Written Testing-the-Waters Communication, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Preliminary Prospectus or for any additional information including, but not limited to, any request for information concerning any Written Testing-the-Waters Communication, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose or suspension of any Written Testing-the-Waters Communication, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares and Representative’s Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by the Underwriters or dealers, any event occurs as a result of which the Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Underwriters, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)               Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)                Furnishing of Prospectuses. The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                Blue Sky Qualifications. The Company will arrange for the qualification of the Shares and Representative’s Securities for sale under the laws of such jurisdictions as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution; provided that such obligation to qualify the Shares and Representative’s Securities for sale shall not include the obligation to register the Shares and Representative’s Securities in any such jurisdiction in the event that counsel for the Company reasonably determines that such registration is not required pursuant to Section 18 of the Securities Act; and provided further that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to register or qualify as a dealer in securities or to take any action that would subject it to service of process in any jurisdiction, other than those arising out of the offering or sale of the Shares and Representative’s Securities, in any jurisdiction where it is not now so subject.

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(g)               Reporting Requirements. For so long as the Shares and Representative’s Warrant remain outstanding, the Company will furnish to the Underwriters as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriters may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h)               Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as the Underwriters designate and the preparation and printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Shares, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Shares including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes by the Company, expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, all fees and expenses incurred in connection with any filing for the review of the offering by FINRA, all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $15,000 in the aggregate, and all fees and disbursements of counsel for the Underwriters in connection with the offering up to $175,000 in the aggregate. In addition, on the Closing Date the Company shall pay to the Representative, by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Shares.

(i)                 Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, Disclosure Package and the Prospectus and, except as disclosed in the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

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(j)                 Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(k)               Restriction on Sale of Common Stock. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 5(k) shall not apply to (i) the shares of Common Stock to be sold hereunder or the issuance of the Representative’s Warrant, (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, hereafter issued pursuant to the Company’s currently existing or hereafter adopted equity compensation plans or employment or consulting agreements or arrangements of which the Representatives has been advised in writing or which have been filed with the Commission or (iii) the issuance by the Company of stock options or shares of capital stock of the Company under any currently existing or hereafter adopted equity compensation plan or employment/consulting agreements or arrangements of the Company or upon exercise of the Representative’s Warrant.

Notwithstanding the foregoing, but only to the extent that the rules of FINRA relating to the following extensions (or any successor rules) are applicable to the Company and in effect, and only if the Company loses its status as an Emerging Growth Company, if (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 5(k) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representatives waive, in writing, such extension; provided, however, that this extension of the Lock-Up Period shall not apply to the extent that the Company meets the applicable requirements under Rule 139 of the Securities Act and the Company’s Common Stock is actively traded as defined in Regulation M of the Exchange Act.

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(l)                 Lock-Up Agreements. The Company has caused each officer and director and specific shareholders of the Company (as mutually agreed by the Company and the Representative) to execute and deliver to the Representative, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit B (the “Lock-Up Agreement”).

(m)              Exchange Listing. The Company will use its best efforts to list for quotation the Shares on the Exchange.

(n)               Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of the Shares.

7.	Free Writing Prospectuses.

(a)                Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and the Underwriters represent and agree that, unless they obtain the prior consent of the Company and the Underwriters, they have not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)               Term Sheets. The Company will, if necessary, prepare a final term sheet relating to the Shares, containing only information that describes the final terms of the Shares and otherwise in a form consented to by the Underwriters, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Shares. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.

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8.             Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the performance by the Company of its obligations hereunder, and to the following additional conditions precedent:

(a)               Accountants’ Comfort Letters.

    (i)             On the date hereof, the Representative shall have received a letter dated the date hereof (the “Comfort Letter”), addressed to the Underwriters and in form and substance reasonably satisfactory to the Representative and its counsel, from each of the Auditors (i) confirming that it is an independent public accountant with respect to the Company within the meaning of the Securities Act, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standards No. 100 (or successor bulletins), in connection with registered public offerings.

    (ii)            At the closing, the Representative shall have received from each of the Auditors a letter (the “Bring-Down Letter”), dated as of the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Representative and its counsel, (i) confirming that it is an independent public accountant with respect to the Company within the meaning of the Securities Act, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter, and (iii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

(b)               Filing of Prospectus. The Prospectus shall have been filed with the Commission in accordance with the Securities Act and Section 5(a) hereof.

(c)                No Stop Orders. Prior to the Closing Date: (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued under the Securities Act, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect and (iii) all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters. On or prior to the Closing Date, the Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Disclosure Package, nor any Issuer Free Writing Prospectus nor the Prospectus nor any amendment thereof or supplement thereto shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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(d)               Action Preventing Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company.

(e)                No Material Adverse Change. Subsequent to the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, (ii) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company (other than upon conversion of convertible indebtedness) or any material adverse change, in or affecting the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this subsection (e), is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package.

(f)                Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made on and as of the Closing Date, as if made on such date (except that (i) those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date and (ii) those representations and warranties which are, by their express terms, qualified by materiality or a Material Adverse Effect, shall be true and correct as so qualified), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(g)               Opinion and Negative Assurance Letter of Counsel for Company. The Representative shall have received from Maslon Edelman Borman & Brand, LLP, counsel to the Company, such counsel’s written opinion, addressed to the Underwriters and dated as of the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel. Such counsel to the Company shall also have furnished to the Representative a written statement (“Negative Assurances”), addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel.

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(h)               Opinion of Counsel for Underwriters. The Representative shall have received from LeClairRyan, A Professional Corporation, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

(i)                 Officer’s Certificate. The Representative shall have received on the Closing Date a certificate, addressed to the Underwriters and dated as of the Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:

    (i)             each of the representations, warranties and agreements of the Company contained in this Agreement were true and correct when originally made and are true and correct as of the Time of Sale and as of the Closing Date, as the case may be, as if made on each such date (except that (i) those representations and warranties that address matters only as of a particular date remain true and correct as of each such date and (ii) those representations and warranties which are, by their express terms, qualified by materiality or a Material Adverse Effect, shall be true and correct as so qualified); and the Company has, in all material respects, complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

    (ii)            no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body;

    (iii)           the Registration Statement and each amendment thereto, at the Time of Sale and as of the date of this Agreement and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Time of Sale and as of the Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

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    (iv)           no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package in order to make the statements therein not untrue or misleading in any material respect, and in the case of the Prospectus and Disclosure Package, in the light of the circumstances in which they were made.

(j)                 Exchange Listing. The Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance and adequate distribution.

(k)               Lock-Up Agreements. The Lock-Up Agreements described in Section 4(l) hereof shall be in full force and effect.

(l)                 Representative’s Warrant Agreement. On the Closing Date, the Company shall have delivered to the Representative an executed copy of the Representative’s Warrant Agreement in the name or names and in such authorized denominations as the Representative may request.

(m)             Additional Documents. The Company shall have furnished to the Representative such further information, certificates or documents as the Representative shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.	Indemnification and Contribution.

(a)                Indemnification of Underwriters and Selected Dealers. The Company will indemnify and hold harmless the Underwriters, selected dealers and their partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriters or selected dealers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Preliminary Prospectus as of any time, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in light of the circumstances in which they were made, and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished through the Representative by or on behalf of the Underwriters consists of the information described as such in the last sentence of subsection (b) below.

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(b)               Indemnification of Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which the Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of the Underwriters or their representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not the Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters or their representatives consists of the following information (the “Underwriters’ Information”) in the Prospectus: Paragraph [-] under the caption “Underwriting.”

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(c)                Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8(c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) reasonably acceptable to the indemnifying party, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, the indemnifying party shall not be responsible for paying the fees, costs and expenses for more than one separate counsel for all indemnified parties (in addition to local counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

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(d)               Contribution. If the indemnification provided for in this Section 7(d) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).

10.	Termination.

(a)                The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time in writing at or prior to the Closing Date, without liability on the part of the Underwriters to the Company, if (i) prior to delivery and payment for any Shares (A) trading in securities generally shall have been suspended on or by the New York Stock Exchange, or the NYSE MKT LLC, (B) trading in any of the securities of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States, if the effect of any such event specified in clause (D) or (E), in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of such Shares on the terms and in the manner contemplated by this Agreement, the Registration Statement, Disclosure Package and the Prospectus, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package or incorporated by reference therein, there has been any Material Adverse Effect; (iii) the Company shall have failed, refused or been unable to comply with the terms of or perform any agreement or obligation under this Agreement in any material respect, or than by reason of a default by the Underwriters, or (iv) any condition to the Underwriters’ obligations hereunder is not fulfilled in any material respect (except to the extent the Underwriters’ shall have waived such condition). For purposes of clarification, if the closing of the offering is not completed by [●], 2014, this Agreement will automatically expire and terminate without any further action required by the parties hereto.

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(b)               If this Agreement is terminated in accordance with Section 10(a) or the purchase of the Shares pursuant to the terms of this Agreement is not consummated for any reason, the Company will reimburse the Underwriters for all actual and accountable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the offering of the Shares, and the Company will have no further obligation or liability hereunder except as set forth in Sections 9 and 10 hereof, and the Underwriters will have no further obligation or liability hereunder except as set forth in Section 9 hereof.

11.           Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.

12.           Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to the Representative, shall be mailed, delivered or telegraphed and confirmed to:

Newport Coast Securities, Inc.
180 Maiden Lane, 17th Floor
New York, NY 10038
Attention: Donald A. Wojnowski Jr., Chief Executive Officer
Facsimile No.: (212) 385-1715

with a copy to (which shall not constitute notice):

LeClairRyan, A Professional Corporation

885 Third Avenue, Sixteenth Floor

New York, NY 10022

Attention: James T. Seery

Email: James.Seery@leclairryan.com

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and if to the Company, shall be mailed, delivered or telegraphed and confirmed to:

GWG Holdings, Inc.

220 South Sixth Street, Suite 1200

Minneapolis, MN 55402

Attention: Jon Sabes

Email: jsabes@gwglife.com

with a copy (which shall not constitute notice) to:

Maslon Edelman Borman & Brand, LLP

3300 Wells Fargo Center

90 South 7th Street

Minneapolis, MN 55402-4140

Attention: Paul Chestovich

Email: Paul.Chestovich@maslon.com

Any such statements, requests, notices or agreements shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

13.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

14.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.           Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)                No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)               Arms’ Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

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(d)               Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.           Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17.           Submission to Jurisdiction. The Company and the Underwriters hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Underwriters irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Remainder of page intentionally left blank.]

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If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

GWG HOLDINGS, INC.

By:
Name:	Jon Sabes
Title:	Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

NEWPORT COAST SECURITIES, INC.

For itself and as Representative of the several

Underwriters listed on Schedule I

By:
Name:
Title:

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SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter

Newport Coast Securities, Inc.

Axiom Capital Management, Inc.

SCHEDULE II

1. General Use Free Writing Prospectuses (included in the Disclosure Package): Free Writing Prospectus filed on July 21, 2014.

2. Other Information Included in the Disclosure Package: None

 SCHEDULE III: Subsidiaries

Subsidiary	Jurisdiction of Incorporation	Percentage Ownership of Company or Wholly-Owned Company Subsidiary
GWG Life, LLC	Delaware	100%
GWG DLP Funding II, LLC	Delaware	100% (indirect)
GWG DLP Master Trust II	Delaware	100% (indirect)

 SCHEDULE IV: FINRA Affiliation Disclosure

In connection with the Company’s renewable secured debentures offering, the managing Broker-Dealers under the managing Broker-Dealer agreement with Arque Capital are members of FINRA and receive compensation from the Company for their services.

SCHEDULE V: Written Testing-the-Waters Communication

None.

Exhibit A

Form of Representative’s Warrant

Exhibit B

Form of Lock-Up Agreement